Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”), dated as of February 7, 2020, to that certain Agreement and Plan of Merger, dated as of November 11, 2019 (the “Merger Agreement”), is made by and among Broadstone Net Lease, Inc., a Maryland corporation (“BNL”), Broadstone Net Lease, LLC, a New York limited liability company and subsidiary of BNL (“BNL OP”), Broadstone Net Lease Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of BNL (“BNL Sub 1”), Broadstone Net Lease Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of BNL (“BNL Sub 2”), Broadstone Real Estate, LLC, a New York limited liability company (“BRE”), Trident BRE Holdings I, Inc., a Delaware corporation (“Blocker Corp 1”), Trident BRE Holdings II, Inc. a Delaware corporation (“Blocker Corp 2” and, together with Blocker Corp 1, the “Blocker Corps”), and, solely for purposes of Sections 6.18, 6.19 and 6.20 of the Merger Agreement, Trident BRE Holdings I, L.P., a Delaware limited partnership (the “Blocker Corp 1 Representative”), and Trident BRE Holdings II, L.P., a Delaware limited partnership (the “Blocker Corp 2 Representative”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

WHEREAS, the undersigned hereto wish to amend the Merger Agreement in accordance with the amendment provisions set forth in Section 9.5 thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the undersigned hereto agree as follows:

1.        The parties hereto acknowledge and agree that the BRE Disclosure Schedules are hereby amended to include a new Section 3.5(c) to the BRE Disclosure Schedules, attached hereto as Exhibit A (the “New Schedule”). For the avoidance of doubt, the New Schedule shall be deemed included in the BRE Disclosure Schedules for all purposes under the Merger Agreement.

2.        Except as specifically amended or modified herein, the Merger Agreement shall continue in full force and effect in accordance with the terms thereof.

3.        All questions concerning the construction, validity and interpretation of this Amendment and the performance of the obligations imposed by this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

4.        This Amendment may be executed in multiple counterparts (including by means of telecopied or electronically transmitted signature pages), all of which taken together shall constitute one and the same Amendment.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or agents hereunto duly authorized, all as of the date first written above.

BROADSTONE NET LEASE, INC.

By:	/s/ Christopher Czarnecki
Name: Christopher Czarnecki
Title: President and Chief Executive Officer

BROADSTONE NET LEASE, LLC

By: Broadstone Net Lease, Inc.
Its: Managing Member

By:	/s/ Christopher Czarnecki
Name: Christopher Czarnecki
Title: President and Chief Executive Officer

BROADSTONE NET LEASE SUB 1, INC.

By:	/s/ Christopher Czarnecki
Name: Christopher Czarnecki
Title: President and Chief Executive Officer

BROADSTONE NET LEASE SUB 2, INC.

By:	/s/ Christopher Czarnecki
Name: Christopher Czarnecki
Title: President and Chief Executive Officer

[Signature Page – Amendment No. 1 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or agents hereunto duly authorized, all as of the date first written above.

BROADSTONE REAL ESTATE, LLC

By:	/s/ Christopher Czarnecki
Name: Christopher Czarnecki
Title: Chief Executive Officer

TRIDENT BRE HOLDINGS I, INC.

By:	/s/ Agha S. Khan
Name: Agha S. Khan
Title: President

TRIDENT BRE HOLDINGS II, INC.

By:	/s/ Agha S. Khan
Name: Agha S. Khan
Title: President

[Signature Page – Amendment No. 1 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or agents hereunto duly authorized, all as of the date first written above.

TRIDENT BRE HOLDINGS I, L.P.
(solely for purposes of Sections 6.18, 6.19 and 6.20 of the Merger Agreement)

By:	/s/ Agha S. Khan
Name: Agha S. Khan
Title: President

TRIDENT BRE HOLDINGS II, L.P.
(solely for purposes of Sections 6.18, 6.19 and 6.20 of the Merger Agreement)

By:	/s/ Agha S. Khan
Name: Agha S. Khan
Title: President

[Signature Page – Amendment No. 1 to Agreement and Plan of Merger]